SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





         Date of Report (Date of earliest event reported): April 7, 2000



                           CHESHIRE DISTRIBUTORS, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                   000-26186                 84-1209978
          --------                   ---------                 ----------
(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)              File No.)            Identification Number)

                     1599 Post Road East, Westport, CT 06880
                     ---------------------------------------
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (203) 255-4116


                         PACIFIC DEVELOPMENT CORPORATION
                         -------------------------------
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On April 7, 2000, Cheshire Distributors, Inc. (the "Company") closed the first installment of the purchase of the outstanding shares (the "Shares") of common stock of Cardoso Cigarette Depot (Pty.) Limited, a South African corporation ("Cardoso") pursuant to the Stock Purchase Agreement originally dated September 23, 1999, between the Company and Eduardo P.V. Cardoso and Alberteina Cardoso ("Sellers") and Cardoso, as amended by the Amended Stock Purchase Agreement dated April 7, 2000 (collectively, the "Purchase Agreement").

The purchase price for the Shares under the Purchase Agreement is $10,000,000. The Company paid $1,000,000 in cash to the Sellers at closing and shall pay the remainder of the purchase price by paying a second installment of $2,000,000 (the "Second Installment") on or before the twenty-first day after of the closing, and a final installment of $7,000,000 on or before the date which is six months after the closing date (the "Third Installment").

The Sellers delivered certificates representing ten (10%) percent of the Shares at closing and delivered to CorpCapital Limited, as Escrow Agent, the remainder of the Shares, together with declarations for the transfer thereof in blank as to transferee, duly signed by the Sellers/registered holders and without such forms being dated and otherwise complying with the provisions of the Company's articles of association and the South African Stamp Duties Act, 1968. As additional portions of the purchase price are paid to the Sellers, the Escrow Agent shall deliver to the Company (together with the transfer documentation in respect thereof), Shares out of Escrow so that the Company shall have received delivery of a percentage of the Shares which is identical to the percentage of the purchase price which has been paid to the Sellers.

The consideration was paid to the shareholders of Cardoso, who had no material relationship with the Company or its affiliates. The amount of the consideration paid was determined by arms' length negotiations between the Company and the Cardoso shareholders. The acquisition, which will be accounted for under the purchase method of accounting, was previously approved by the board of directors and stockholders.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (a)       Financial statements of businesses acquired

          Financial statements of Cardoso for the periods specified in Regulation S-X will be included in an amendment to this report as soon as practicable, but not later than 60 days after the date on which this report is required to be filed.

          (b)       Pro forma financial information

Pro forma financial statements for the periods specified in Regulation S-X will be included in an amendment to this report as soon as practicable, but not later than 60 days after the date on which this report is required to be filed.

          (c)

        Exhibit No.                       Description

          2.1 STOCK PURCHASE AGREEMENT made as of September 23, 1999 among Registrant, Eduardo P.V. Cardoso and Alberteina Cardoso, ("Sellers"), and Cardoso Cigarette Depot (Pty.) Limited, a South African corporation.

          2.2 AMENDMENT TO STOCK PURCHASE AGREEMENT made as of April 7, 2000 among Registrant, Eduardo P.V. Cardoso and Alberteina Cardoso, ("Sellers"), and Cardoso Cigarette Depot (Pty.) Limited, a South African corporation.



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CHESHIRE DISTRIBUTORS, INC.


Date: April 22, 2000                        By: /s/ Willem Oost-Lievense
                                               --------------------------------
                                                Willem Oost-Lievense
                                                Chief Executive Officer